Exhibit 1.1

SABRA HEALTH CARE REIT, INC.

$100,000,000 of

Shares of Common Stock

(par value $0.01 per share)

Controlled Equity OfferingSM

Sales Agreement1

March 18, 2013

[NAME OF BANK]

[ADDRESS OF BANK]

Ladies and Gentlemen:

SABRA HEALTH CARE REIT, INC., a Maryland corporation (the “Company”) confirms its agreement (this “Agreement”) with [NAME OF BANK] (“[—]”), as follows:

1.

Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through [—], acting as agent and/or principal, up to $100,000,000 aggregate gross proceeds of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and [—] shall have no obligation in connection with such compliance. The issuance and sale of Shares through [—] will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on October 31, 2011, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has also entered into sales agreements (the “Other Sales Agreements”) of even date herewith with each of [OTHER AGENTS] (collectively, the “Alternative Agents”) for the issuance and sale from time to time to or through the Alternative Agents of the Shares on the terms set forth in the Other Sales Agreements. [—] and the Alternative Agents are collectively referred to herein as the “Agents.” This Agreement and the Other Sales Agreements are collectively referred to herein as the “Sales Agreements.” The aggregate number of Shares that may be sold pursuant to the Sales Agreements shall not exceed $100,000,000 aggregate gross proceeds of Shares.

[1]

This is the form of Sales Agreement that has been entered into by Sabra Health Care REIT, Inc. and each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-177144), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to [—], for use by [—], copies of the prospectus included as part of such registration statement, as amended, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any issuer free writing prospectus (as defined below), is called the “Prospectus.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. As used herein, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, and “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. All references in this Agreement to (i) the Registration Statement, the 462(b) Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 7(y) of this Agreement.

2.

Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify [—] by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from the Company and be sent by any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from [—] set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt and prompt confirmation by [—] unless and until (i) in accordance with the notice requirements set forth in Section 4, [—] declines to accept the terms contained therein for any reason, in its sole discretion, and [—] provides notice thereof to the Company within one business day, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends, cancels or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of compensation to be paid by the Company to [—] in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3 attached hereto. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof, and notified to   [—] in writing. It is expressly acknowledged and agreed that neither the Company nor [—] will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to [—], receipt of which is promptly confirmed by [—], and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.

Sale of Placement Shares by [—]. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice to [—], receipt of which is promptly confirmed by [—], and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement, [—], for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (the “Exchange”), to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. [—] will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to [—] pursuant to Section 2(a) with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by [—] (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Unless otherwise set forth in the Placement Notice, [—] may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. With prior consent of the Company, and subject to the terms of the Placement Notice, [—] may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that [—] will be successful in selling Placement Shares, and (ii) [—] will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by [—] to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Common Stock is traded on the Exchange.

4.	Suspension of Sales.

(a)

The Company or [—] may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such Schedule may be amended from time to time.

(b)

Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any of the Placement Shares and, by notice to [—] in writing (including by email correspondence to each of the individuals of [—] set forth on Schedule 2 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of [—] set forth on Schedule 2), shall cancel any instructions for the offer or sale of any of the Placement Shares, and [—] shall not be obligated to offer or sell any of the Placement Shares, during any period in which the Company is in possession of material non-public information.

(c)

If the Company wishes to offer or sell any of the Placement Shares during any period in which the Company’s insider trading policy, as then in effect, would prohibit purchases or sales of shares of the Common Stock by its officers, directors or employees (each such period, a “Blackout Period”), the Company will, as a condition to the giving or continuation of any Placement Notice, certify in writing to [—] that the Company is not in possession of any material non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period or time period specified in the applicable Placement Notice, whichever ends earlier, unless withdrawn by the Company.

5.	Settlement.

(a)

Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price tendered to [—] for the sale of Placement Shares, after deduction for (i) [—]’s compensation for such sales payable by the Company pursuant to Section 2(a) hereof, (ii) any other amounts due and payable by the Company to [—] hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed in respect of such sales by any federal, state, local or foreign governmental or regulatory commission, board, authority, agency, court, administrative or other governmental body having jurisdiction over the Company (each, a “Governmental Entity” and collectively, the “Governmental Entities”).

(b)

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting [—]’s or its designee’s account (provided [—] shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, [—] will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Indemnification and Contribution) below, it will hold [—] harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as actually and reasonably incurred, arising out of or in connection with such default by the Company; provided that under no circumstances will [—] be entitled to any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)

One Agent. The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of the Agents on any single given day and the Company shall in no event request that more than one Agent offer or sell Shares on the same day.

6.	Representations, Warranties and Covenants of the Company. The Company represents and warrants to [—] as of each Applicable Time (as defined in Section 22(a)), and covenants with [—], as follows:

(a)

Compliance with Registration Requirements. The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby and the Shares have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), were identical to the copies thereof delivered to [—] for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to [—] pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission under the Exchange Act, complied in all material respects with the requirements of the Exchange Act. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, including each Representation Date (as defined in Section 7(n)), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by [—] to the Company consists of the information described in Section 10(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule

433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule 4 hereto furnished to [—] before first use, the Company has not used or referred to, and will not, without [—]’s prior consent, use or refer to, any free writing prospectus.

(b)

Offering Materials Furnished to [—]. The Company has delivered to [—] a complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and each opinion, consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by [—], in such quantities and at such places as [—] has reasonably requested.

(c)

Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of [—]’s sale of all of the Placement Shares pursuant to this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any free writing prospectus reviewed and consented to by [—] or the Registration Statement.

(d)

The Sales Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles regardless of whether considered in a proceeding in equity or at law.

(e)

Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(f)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(g)

No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the properties, business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h)

Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(i)

Preparation of the Financial Statements. The financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP (as defined in Section 22(b)), except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the column labeled “Actual” under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus (it being agreed that the foregoing representation is made only to the Company’s knowledge with respect to any person who is not a director, officer or employee of the Company or any of its subsidiaries). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)

Genesis Financial Statements. The financial statements of Genesis HealthCare LLC (“Genesis”) filed with the Commission on Form 8-K and incorporated by reference in the Registration Statement and the Prospectus have been provided by Genesis. The Company has not independently verified the information contained in such financial statements. The Company has no reason to believe and does not believe that such financial statements (i) do not present fairly the consolidated financial position of Genesis and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified; (ii) have not been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; or (iii) require any other financial statements or supporting schedules to be included or incorporated by reference in the Registration Statement or the Prospectus.

(k)

Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)

Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership, limited liability company or trust, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2012 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(m)

Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent issuances, if any, described in the Prospectus or pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options described in the Prospectus, and other than Shares sold pursuant to the Sales Agreements prior to the filing of the Company’s next annual report on Form 10-K or quarterly report on Form 10-Q). The Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus and other than for subsequent issuances, if any, pursuant to the employee benefit plans that are described in the Prospectus.

(n)

Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(o)

Non-Contravention of Laws and Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in breach or violation of (A) its charter or bylaws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule, except as would not, individually or in the aggregate, result in a Material Adverse Change, or (C) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any federal, state, local or foreign law, regulation or rule, administrative or court decree or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) applicable to the Company or any subsidiary, except in the case of clause (ii), for those conflicts, breaches, defaults or Debt Repayment Triggering Events that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)

No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(q)

Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(r)

All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(s)

Title to Properties. Except as disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. Except as disclosed in the Prospectus, none of the real property so owned by the Company or any of its subsidiaries (the “Real Property”) is subject to any options or rights of first refusal to purchase all or part of such real property or any interest therein. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t)

No Violation of Laws Pertaining to Real Properties. None of the Company or any of its subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any of the Real Property or any parts thereof, except for such violations which would not, individually or in the aggregate, materially and adversely affect the value of any such Real Property or the use or proposed use of any such Real Property by the Company, its subsidiaries or any tenant healthcare service facility operators. No written notice of any condemnation of or zoning change affecting the Real Properties or any parts thereof has been received, or, to the knowledge of the Company, threatened, that if consummated would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each of the Real Properties complies with all applicable zoning laws, ordinances, regulations, development agreements, reciprocal easement agreements and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially and adversely affect the value, use or proposed use of any of the Real Properties and will not reasonably be expected to result in a forfeiture or reversion of title.

(u)

Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Internal Revenue Code of 1986, as amended (together with the regulations and published interpretations thereunder, the “Code”), to change its default classification for federal income tax purposes, except for any taxable REIT subsidiary (TRS) of the Company formed in the ordinary course of business of the Company that has been organized as a limited partnership or limited liability company.

(v)

Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(w)

Insurance. Each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for their businesses, and the real property owned by the Company and its subsidiaries is appropriately insured by institutions the Company reasonably believes to be financially sound. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(x)

No Price Stabilization or Manipulation; Compliance with Regulation M. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that [—] may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M. The Company acknowledges and agrees that [—] has informed the Company that [—] may, to the extent permitted under the Exchange Act, purchase and sell shares of Common Stock for its own account while the Sales Agreements are in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by [—].

(y)

Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required in all material respects. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act.

(z)

FINRA Matters. All of the information provided to [—] or to counsel for [—] by the Company, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA, if any, pursuant to FINRA Rule 5110, 5121 or 5190 is true, complete and correct in all material respects.

(aa)

Statistical and Market-Related Data. As of the effective date of the Registration Statement, the statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that (i) the Company has no reason to believe are unreliable or inaccurate or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(bb)

No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(cc)

Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)

Compliance with Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, or (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(ee)

ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) Sections 412, 4971 or 4975 of the Code or (iii) Section 4980B of the Code as a result of a failure to comply with such Section. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each “employee pension benefit plan”

established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)

Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Sales Agreements.

(gg)

Dividend Restrictions. Except as otherwise disclosed in the Prospectus and except for limitations imposed with respect to the frequency (but not the amount) of dividends that may be paid by those certain six subsidiaries of the Company with outstanding indebtedness owed to the U.S. Department of Housing and Urban Development, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(hh)

Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(ii)

Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)

REIT Status. Commencing with the Company’s taxable year beginning January 1, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the current and proposed method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(kk)

OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to [—] or to counsel for [—] shall be deemed a representation and warranty by the Company to [—] as to the matters covered thereby.

The Company acknowledges that [—] and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to [—], will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.	Additional Covenants of the Company. The Company further covenants and agrees with [—] that:

(a)

Registration Statement Amendments; Securities Act Compliance. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by [—] under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall (i) promptly advise [—] in writing of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) promptly advise [—] in writing of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any free writing prospectus or the Prospectus; (iii) promptly advise [—] in writing of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; (iv) promptly advise [—] in writing of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; (v) prepare and file with the Commission, promptly upon [—]’s request, any amendments or supplements to the Registration Statement or Prospectus that, in [—]’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by [—] (provided however, that the failure of [—] to make such request shall not relieve the Company of any obligation or liability hereunder, or affect [—]’s right to rely on the representations and warranties made by the Company in this Agreement); and (vi) furnish to [—] at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. If the Commission shall enter any such stop order described in clause (iv) at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 are made in a timely manner.

(b)

Delivery of Registration Statement and Prospectus. The Company shall furnish to [—] and its counsel, without charge, as many copies as [—] may reasonably request of the Registration Statement, any Rule 462(b) Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable, and, at [—]’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided however that the Company shall not be required to furnish any document (other than the Prospectus) to [—] to the extent such document is available to [—] or the public on EDGAR.

(c)

[—]’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus, the Company shall furnish to [—] for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without [—]’s consent (not to be unreasonably withheld or delayed), and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. Notwithstanding the foregoing, the Company shall not be required to furnish to [—] pursuant to this Section 7(c) any document incorporated by reference in the Registration Statement or the Prospectus.

(d)

Free Writing Prospectuses. The Company shall furnish to [—] for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed issuer free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any issuer proposed free writing prospectus or any amendment or supplement thereto without [—]’s consent (not to be unreasonably withheld or delayed). The Company shall furnish to [—], without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as [—] may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Placement Shares there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or, when taken together with the Registration Statement, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to [—] for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without [—]’s consent.

(e)

Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by [—] under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if in the opinion of [—] or counsel for [—] it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company will promptly notify [—] to suspend the offering of Placement Shares during such period and the Company agrees (subject to Section 7(c) and 7(d)) to promptly prepare, file with the Commission and furnish at its own expense to [—] and to the Alternative Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither [—]’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 7(c) or (d).

(f)

Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by [—] under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its reasonable efforts to effect and maintain the listing of the Placement Shares on the Exchange.

(g)

Earnings Statement. As soon as reasonably practicable, but in any event no later than fifteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders and to [—] an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the effective date of the registration statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares to [—]; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or [—] in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by [—], preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising [—] of such qualifications, registrations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for [—] in connection with, FINRA’s review, if any, and approval of [—]’s participation in the offering and distribution of the Placement Shares; (viii) the fees and expenses associated with including the Placement Shares on the Exchange; (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement; and (x) if Shares having an aggregate offering price of $20,000,000 or more have not been offered and sold under this Agreement and the Other Sales Agreements by March 18, 2014 (or such earlier date at which the Company terminates this Agreement (the “Determination Date”)), the Company shall reimburse [—] for all of its reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel to [—], in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company will not be obligated to reimburse [—] and the Alternative Agents any Expenses pursuant to this Section 7(h)(x) and Section 7(h)(x) of the Other Sales Agreements, respectively, in excess of $200,000 in the aggregate. The Expenses shall be due and payable by the Company within five (5) business days of the Determination Date. Except as provided in this Section 7(h), Section 10, Section 11 and Section 13(g) hereof, [—] shall pay its own expenses, including the fees and disbursements of its counsel.

(i)	Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance with the statements under the caption “Use of Proceeds” in the Prospectus.

(j)

Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide [—] notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of the Sales Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to

[—] in advance, (iv) the issuance of any Common Stock issuable upon the redemption of outstanding Partnership Units in accordance with the Limited Partnership Agreement of Sabra Health Care Limited Partnership, or (v) the issuance of any Common Stock issuable upon the conversion of the Company’s 7.125% Series A Cumulative Redeemable Preferred Stock.

(k)

Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders a Placement Notice, or sells Placement Shares, advise [—] as promptly as reasonably practicable prior to the delivery of such Placement Notice, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to [—] pursuant to this Agreement.

(l)

Due Diligence Cooperation. The Company will cooperate with any commercially reasonable due diligence review conducted by [—] and the Alternative Agents, or their respective agents, in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as [—] and the Alternative Agents may reasonably request (i) on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (ii) prior to each Representation Date. The Company will make available its appropriate officers and cause such officers to participate in a call with [—], the Alternative Agents and their counsel prior to each Representation Date (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company) and otherwise as [—] and the Alternative Agents may reasonably request; such call shall be for the purpose of updating the Agents’ due diligence review of the Company in connection with the transactions contemplated hereby. The obligations set forth in the preceding sentence of this Section 7(l) shall be suspended following delivery of written notice to [—] specifying that the Company does not intend to sell Shares under this Agreement until notice to the contrary is provided (such time period, a “Suspension Period”). Following delivery of notice to [—] that the Company intends to recommence sales of Shares under this Agreement, the provisions of this Section 7(l) shall once again be operative.

(m)

Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file and disclose in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act or (ii) disclose in its annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K, as applicable, the number of Shares sold through the Agents under the Sales Agreements, the Net Proceeds to the Company, the compensation paid by the Company with respect to sales of Shares pursuant to the Sales Agreements during the relevant period and any other information regarding the Placement Shares that the Company reasonably believes is required to comply with the Securities Act. The Company agrees to deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n)

Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (A) each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a tenant of the Company or its subsidiaries) under the Exchange Act and (B) (i) upon recommencement of sales after a suspension in accordance with Section 4 hereof or (ii) upon delivery of a notice to [—] that the Company intends to recommence sales after a Suspension Period in accordance with Section 7(l) hereof (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and any date of recommencement after a suspension referred to in clause (B)(i) and (B)(ii) shall be a “Representation Date”); the Company shall furnish [—] and the Alternative Agents with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Exchange Trading Days of any Representation Date if requested by [—]. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K; provided, further, however, that the obligation of the Company under this Section 7(n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide [—] and the Alternative Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or [—] sells any Placement Shares, the Company shall provide [—] and the Alternative Agents with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.

(o)

Legal Opinion of Counsel for the Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to [—] and the Alternative Agents the written opinions of each of (i) O’Melveny & Myers LLP; (ii) Venable LLP and (iii) Fried, Frank, Harris, Shriver & Jacobson LLP, or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1), Exhibit 7(o)(2), and Exhibit 7(o)(3), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish [—] and the Alternative Agents with a letter (a “Reliance Letter”) to the effect that [—] and the Alternative Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The obligation of the Company under this Section 7(o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p)

Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause (a) PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, to furnish [—] and the Alternative Agents a letter dated the date the letter is delivered and addressed to [—] and the Alternative Agents, in form and substance satisfactory to [—] and the Alternative Agents, (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Accounting Standards Update No. 634 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries contained in the Registration Statement, the Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S X (the “Comfort Letter”, the first such letter, the “Initial Comfort Letter”) and (b) PricewaterhouseCoopers LLP to update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The obligations of the Company under this Section 7(p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q)

Insurance. The Company and its subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is commercially reasonable and customary for companies engaged in similar businesses in similar industries.

(r)

Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change.

(s)

REIT Treatment. The Company currently intends to continue to qualify as a real estate investment trust under the Code and to use commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement.

(t)

Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus, including the filing of any and all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(u)

No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and [—] in its capacity as principal or agent hereunder, neither [—] nor the Company (including its agents and representatives, other than [—] in its capacity as such) will, directly or indirectly, use, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by [—] as principal or agent hereunder.

(v)

Filing of Free Writing Prospectuses. The Company shall not take any action that would result in [—] or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of [—] that [—] otherwise would not have been required to file thereunder.

(w)

Blue Sky Compliance. The Company shall cooperate with [—] and counsel for [—] to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by [—], shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise [—] promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(x)	Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(y)

Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to [—] an “electronic Prospectus” to be used by [—] in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to [—] that may be transmitted electronically by [—] to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to [—], that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(z)

Future Reports to [—]. For so long as the delivery of a prospectus is required in connection with the offer and sale of the Shares, the Company will furnish to [—] at [—]: (i) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that, in each case, the Company will be deemed to have furnished the foregoing documents as required by this Section to the extent they are filed with the Commission and publicly accessible on EDGAR.

(aa)	Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement

(the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by [—] under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

8.

Covenant of [—]. [—] covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of [—] that otherwise would not be required to be filed by the Company thereunder, but for the action of [—].

9.

Conditions to [—]’s Obligations. The obligations of [—] hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 6 hereof, to the timely performance by the Company of its covenants and other obligations hereunder, to the completion by [—] of a due diligence review satisfactory to [—] in its reasonable judgment, and to the continuing satisfaction (or waiver by [—] in its sole discretion) each of the following additional conditions:

(a)

Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)

No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (ii) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other Governmental Entity during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; and (iii) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related

Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)

No Misstatement or Material Omission. The Registration Statement and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)

Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have occurred (i) any Material Adverse Change and (ii) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e)

Company Counsel Legal Opinion. [—] and the Alternative Agents shall have received the opinions of each of (i) O’Melveny & Myers LLP; (ii) Venable LLP and (iii) Fried, Frank, Harris, Shriver & Jacobson LLP required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)

Opinion of Counsel for the Agents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 9(f) for which no waiver is applicable, [—] and the Alternative Agents shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, such opinion or opinions, dated the date that the opinion is required to be delivered, with respect to such matters as the Agents may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided however, that the obligation of Cravath, Swaine & Moore LLP under this Section 9(f) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(g)

Comfort Letter. [—] and the Alternative Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

(h)

Representation Certificate. [—] and the Alternative Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)

No Stop Order; No Objection from FINRA. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)	No Suspension. Trading in the Shares shall not have been suspended on the Exchange.

(k)

Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)

Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Agents and counsel for the Agents shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(m)

Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n)

Approval for Listing. Either (i) the Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(o)	Actively-Traded Security. The Common Stock shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(p)	No Termination Event. There shall not have occurred any event that would permit [—] to terminate this Agreement pursuant to Section 13.

If any condition specified in this Section 9 is not satisfied when and as required to be satisfied, this Agreement may be terminated by [—] by notice to the Company at any time, which termination shall be without liability on the part of any party to any other party, except that Section 7(h), Section 9 and Section 10 shall at all times be effective and shall survive such termination.

10.	Indemnification.

(a)

Indemnification of [—]. The Company agrees to indemnify and hold harmless [—], its officers, directors, employees and agents, and each person, if any, who controls or who is under common control with [—] within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which [—] or such officer, director, employee, agent, controlling person or person under common control may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by [—] in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse [—] and each such officer, director, employee, agent, controlling person or person under common control for any and all expenses (including the fees and disbursements of counsel chosen by [—]) as such expenses are reasonably incurred by [—] or such officer, director, employee, agent, controlling person or person under common control in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, that such loss, claim, damage, liability or action arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to [—] furnished to the Company by [—] expressly for use in the Registration Statement, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by [—] to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)

Indemnification of the Company, its Directors and Officers. [—] agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of [—]), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information relating to any [—] furnished to the Company by [—] expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that [—] has furnished to the Company expressly for use in the Registration Statement, the Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the second sentence of the third paragraph under the caption “Plan of Distribution (Conflicts)” and (B) the eighth paragraph under the caption “Plan of Distribution (Conflicts)” in the Prospectus dated March 18, 2013 relating to the offering of the Shares. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that [—] may otherwise have.

(c)

Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by [—] (in the case of counsel for the indemnified parties referred to in Section 10(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 10(b) above)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)

Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising out of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

11.

Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and [—], on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and [—], on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and [—], on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total compensation received by [—]. The relative fault of the Company, on the one hand, and [—], on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or [—], on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

The Company and [—] agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, [—] shall not be required to contribute any amount in excess of the compensation received by it in connection with the Placement Shares distributed by it to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each officer, employee and agent of [—] and each person, if any, who controls [—] within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as [—], and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

12.

Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of [—] set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of [—] or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Placement Shares sold hereunder and any termination of this Agreement.

13.	Termination of this Agreement.

(a)

[—] shall have the right, by giving notice as hereinafter specified at any time, to terminate its obligations pursuant to a Placement Notice if (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the Untied States’ or international political, financial or economic conditions as in the judgment of [—] is material and adverse and makes it impracticable to market the Placement Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of [—] there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of [—] may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 13(a) shall be without liability on the part of (a) the Company to [—], except that the Company shall be obligated to reimburse the expenses of [—] pursuant to Sections 7(h) and 13(g) hereof, (b) [—] to the Company, or (c) of any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

(b)

The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)

[—] shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)

Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 10, Section 11, Section 18 and Section 19 shall remain in full force and effect.

(f)

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided however, that such termination shall not be effective until the close of business on the date of receipt of such notice by [—] or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.	Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to [—]:

[—]

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: William J. Whelan III

If to the Company:

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Facsimile: (949) 679-8868

Attention: Richard K. Matros

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Facsimile: (949) 823-6994

Attention: Andor D. Terner

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and [—] and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided however, that [—] may assign its rights and obligations hereunder to an affiliate of [—] without obtaining the Company’s consent.

16.

Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

17.

Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.

Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19.

Waiver of Jury Trial. The Company and [—] each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

20.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)

[—] has been retained solely to act as agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and [—] has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether [—] has advised or is advising the Company on other matters;

(b)	the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

the Company has been advised that [—] and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that [—] has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)

the Company waives, to the fullest extent permitted by law, any claims it may have against [—], for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that [—] shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

21.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

22.	Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)

“Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder, or such other time as agreed to by the Company and [—].

(b)	“GAAP” means United States generally accepted accounting principles, consistently applied.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and [—], please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and [—].

Very truly yours,

SABRA HEALTH CARE REIT, INC.

By:
Name:	Richard K. Matros
Title:	Chief Executive Officer & President

ACCEPTED as of the date first-above written:

[BANK]

By:
Name:	[—]
Title:	[—]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Controlled Equity Offering – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between Sabra Health Care REIT, Inc. (the “Company”) and [BANK NAME] (“[—]”), dated March 18, 2013 (the “Agreement”), I hereby request on behalf of the Company that [—] sell up to [    ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $             per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

[NAME OF BANK]

[                    ]

SABRA HEALTH CARE REIT, INC.

Richard K. Matros	rmatros@sabrahealth.com
Harold W. Andrews, Jr.	handrews@sabrahealth.com
Talya Nevo-Hacohen	tnevo@sabrahealth.com

SCHEDULE 3

COMPENSATION

[—] shall be paid compensation equal to 2% of the gross proceeds from the sales of the Placement Shares sold pursuant to this Agreement.

SCHEDULE 4

FREE WRITING PROSPECTUS

None.

Exhibit 7(n)

OFFICERS’ CERTIFICATE

Pursuant to Section 7(n) of the Sales Agreement between Sabra Health Care REIT, Inc., a Maryland corporation (“Company”), and each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc., and Wells Fargo Securities, LLC, each dated March 18, 2013 (each, a “Sales Agreement”), each of the undersigned, Richard K. Matros, the duly qualified and elected Chairman, President and Chief Executive Officer of the Company, and Harold W. Andrews, Jr., the duly qualified and elected Executive Vice President, Chief Financial Officer and Secretary of the Company, hereby certifies solely in his capacity and on behalf of the Company, that to the best of his knowledge:

(i) The representations and warranties of the Company in Section 6 of each Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or result in a Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to each Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

By:
Name:
Title:

Date:

Exhibit 7(o)(1)

Form of Legal Opinion of O’Melveny & Myers LLP

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Sales Agreements.

1. The Company is qualified as a foreign corporation to do business in the State of California and is in good standing in such State.

2. Sabra Health Care Limited Partnership (“Sabra UPREIT”) has been duly formed and is validly existing in good standing under the laws of the State of Delaware with power under the Revised Uniform Limited Partnership Act of the State of Delaware (the “RULPA”) and its certificate of limited partnership and partnership agreement (the “Partnership Agreement” and, together with the certificate of limited partnership, the “Partnership Organizational Documents”), to own, lease and operate its properties and to carry on its business as described in the Prospectus; and Sabra UPREIT is qualified as a foreign limited partnership to do business in the State of California and Commonwealth of Massachusetts and is in good standing in such State and Commonwealth.

3. Each of Sabra Health Care Holdings I, LLC (“Sabra I”), Sabra Health Care Holdings II, LLC (“Sabra II”), Sabra Health Care Holdings III, LLC (“Sabra III”), New Hampshire Holdings LLC (“Sabra NH”) Kentucky Holdings I, LLC (“Sabra KY”), and Sabra Montana, LLC (“Sabra MT”) (collectively, the “Sabra LLCs,” and together with Sabra UPREIT the “Sabra Subsidiaries”), is a limited liability company existing under the laws of the State of Delaware with the power under the Limited Liability Company Act of the State of Delaware (the “LLCA”), together with its certificate of formation and limited liability company agreement (which we refer to collectively with the Partnership Organizational Documents as the “Organizational Documents”), to own, lease and operate its properties and to carry on its business as described in the Prospectus.

4. Based solely upon a review of the Sabra Subsidiaries’ partnership or membership record books, as the case may be, the completeness and accuracy of which has been certified to us by the applicable Sabra Subsidiary, which certifications we have, with your approval, relied upon without any investigation with respect to the truth and accuracy thereof, such partnership or membership books, as the case may be, do not reflect any outstanding warrants or options with respect to the capital stock of any Sabra Subsidiary.

5. The outstanding partnership interests or the outstanding limited liability company interests as applicable, of each Sabra Subsidiary, have been duly authorized by all necessary action under the RULPA or the LLCA, as applicable, and its Organizational Documents, and are validly issued, fully paid and nonassessable. The outstanding partnership interests of Sabra UPREIT are 99% owned of record by the Company and 1% owned of record by Sabra Health Care, L.L.C. The outstanding membership interests of Sabra I, Sabra III, Sabra NH, Sabra KY and Sabra MT are owned of record by Sabra UPREIT. The outstanding membership interests of Sabra II are owned of record by Sabra I.

6. The Registration Statement has been declared effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission; and the Prospectus has been filed pursuant to Rule 424 under the Act within the time period required by Rule 424.

7. We do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

8. Assuming that the Sales Agreements have been duly authorized and executed, the Sales Agreements have been duly delivered.

9. The execution and delivery by the Company of the Sales Agreements do not, and the Company’s performance of its obligations under the Sales Agreements will not, (i) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any other agreement (the “Other Agreements”) listed in an exhibit to the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q or Current Reports on Form 8-K filed subsequent to the date of the Company’s most recent annual report on Form 10-K, or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California, New York or federal court or governmental authority binding on the Company identified in the Company Certificate. We express no opinion with respect to any provision of any Other Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.

10. The execution and delivery by the Company of the Sales Agreements do not, and the Company’s performance of its obligations under the Sales Agreements will not, violate any current California, New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Sales Agreements, except that we express no opinion regarding any federal securities laws or Blue Sky or state securities laws, the rules or regulations of the Financial Industry Regulatory Authority, Inc., or the indemnification and contribution provisions of the Sales Agreements except as expressly stated herein.

11. No order, consent, permit or approval of any California, New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Sales Agreements is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Sales Agreements, except for such as have been obtained under the Act or the rules and regulations thereunder and such as may be required under Blue Sky or state securities laws and the rules or regulations of the Financial Industry Regulatory Authority, Inc.

12. The Company is not, and after giving effect to the offering and sale of the Shares and application of the net proceeds from such transaction as described under the caption “Use of Proceeds” in the Prospectus, will not be, an investment company required to register under the Investment Company Act of 1940, as amended.

13. Based solely on a certificate of an officer of the Company, there is no pending action suit, proceeding or investigation before any court or governmental agency or authority or any arbitrator (i) against the Company of a character required to be disclosed in the Prospectus, or (ii) that seeks to affect the enforceability of the Sales Agreements.

The opinion of counsel will be accompanied by a standard Rule 10b-5 negative assurance letter to the effect that:

1. Each of the Registration Statement and the Prospectus, in each case as of their respective effective or issue dates, appears on its face to comply in all material respects with the requirements as to form under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the related rules and regulations under such acts, except that we express no opinion with respect to the financial statements or financial schedules or other financial or accounting data contained or incorporated by reference therein or omitted therefrom; and

2. On the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of the date of the Sales Agreements, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of the date of the Prospectus or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we express no belief with respect to the financial statements or financial schedules or other financial or accounting data contained in or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

Exhibit 7(o)(2)

Form of Legal Opinion of Venable LLP

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Sales Agreements.

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland, is in good standing with the SDAT and has the corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus under the caption “Summary – Our Company” and to execute, deliver and perform its obligations under each of the Sales Agreements.

2. The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Capital Stock.”

3. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and none of the Outstanding Shares were issued in violation of preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Bylaws.

4. The information in the Prospectus under the caption “Description of Capital Stock”, insofar as such information purports to summarize the Charter or the Bylaws or the MGCL, is accurate in all material respects. The terms of the Common Stock, including the Shares conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

5. The execution and delivery of each of the Sales Agreements has been duly authorized, and each of the Sales Agreements has been duly executed and, so far as is known to us, delivered by the Company.

6. The Shares have been duly authorized for issuance and sale pursuant to the Resolutions (and any other resolutions adopted by the Securities Committee of the Board as contemplated in the Resolutions) and the Sales Agreements and, upon completion of all Corporate Proceedings relating to the Shares, when issued and delivered in accordance with the terms of the Resolutions (and any other resolutions adopted by the Securities Committee of the Board, as contemplated in the Resolutions) and the Sales Agreements against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

7. The execution and delivery of each of the Sales Agreements by the Company, and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of each of the Sales Agreements, as to which no opinion is rendered), including the issuance of the Shares, do not conflict with (a) the Charter or the Bylaws or (b) any Maryland law, rule or regulation applicable to the Company.

8. No consent, approval, authorization or order of, or registration or filing with, any Maryland governmental authority or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under the Sales Agreements, except such as have been obtained or made by the Company, if any (other than any consent, approval, authorization or order of, or registration or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

Exhibit 7(o)(3)

Form of Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

We are of the opinion that:

1.

Commencing with the Company’s taxable year beginning January 1, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code and the current and proposed method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.

The statements set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarize the matters set forth therein.